Exhibit 10.6

October 15, 2002

Daniel J. Monticello, Ph.D.

152 N. Mill Trace

The Woodlands, TX 77381

Re:          Termination of Employment Agreement

Dear Dr. Monticello:

This letter (the “Letter”) will reflect our agreement relative to the termination of your employment agreement with Enchira Biotechnology Corporation (the “Company”) and outline a number of practical administrative issues resulting therefrom as well as the potential sale of certain assets of the Company to you.

1.             Effective October 15, 2002, your Employment Agreement dated January 31, 1996, as amended by that certain First Amendment to Employment Agreement dated April 10, 1998, as further amended by that certain Second Amendment to Employment Agreement dated April 9, 2001, as further amended by that certain Third Amendment to Employment Agreement dated April 2, 2002, to be effective as of January 1, 2002, and as further amended by that certain Fourth Amendment to Employment Agreement dated August 15, 2002 (collectively, the “Employment Agreement”) is hereby terminated.

2.             Notwithstanding the termination of the Employment Agreement, you have agreed to remain a part-time employee of the Company on an as-needed basis in the same capacity until the first to occur of (i) a Sale (as defined below) or (ii) a Dissolution (as defined below).  Your duties shall include, but not be limited to, evaluating proposals relating to a merger or sale of all or substantially all of the remaining assets or capital stock of the Company (a “Sale”) and assisting with the dissolution and liquidation of the Company (a “Dissolution”), as well as certain administrative duties including, but not limited to, answering the Company’s telephone, collecting and processing the Company’s mail, and monitoring and responding to the Company’s e-mail.

3.             As contemplated by Section 1.B of that certain Settlement and Release Agreement dated August 15, 2002 between you and the Company, the Company hereby releases you from the provisions of Section 5.6 of the Employment Agreement and expressly agrees that you shall be permitted to engage in competitive activities as of the date hereof; provided, however, that except as provided in Paragraphs 4 and 5 below, the remaining nondisclosure, inventions and confidentiality provisions of Section 5 of the Employment Agreement shall continue to survive on the terms provided therein and you shall continue to be bound by the terms thereof.  You hereby release the Company from any and all further obligations arising under the Employment Agreement.

4.             As consideration for all services to be rendered and performed pursuant to this Letter, the Company agrees to assign or transfer to you those certain SBIR grant applications (as more particularly described on Exhibit A hereto).  You acknowledge and agree that you will not be paid any monetary fees in connection with your services provided pursuant to this Letter.  Notwithstanding Paragraph 3 above, the Company hereby releases you from any nondisclosure, inventions and confidentiality provisions of Section 5 of the Employment Agreement applicable to the SBIR Grant applications.

5.             In addition to the above, the Company agrees to negotiate with you in good faith regarding the transfer or assignment of certain assets, intellectual property, technology and know-how relating to the Anti-Cancer Ligand (ACL) technology (specifically, IGF-I and EGF assays, enrichment and production methods, know how, customer/collaborator contact lists and the notebooks and reports (“bullets”) described on Exhibit B hereto) (the “Technology”) to you or to your subsequent employer (either one, the “Assignee”) on such terms as may be mutually acceptable to the Company and to Assignee.  Notwithstanding Paragraph 3 above, in the event the Company transfers and assigns the Technology to you, the Company agrees to release you from any nondisclosure, inventions and confidentiality provisions of Section 5 of the Employment Agreement applicable to the Technology.  Notwithstanding the above, such transfer of the Technology to Assignee shall not be required in the event that there is a Sale of the Company or a sale of such Technology to a third party which is approved by the Board of Directors of the Company.

6.             Nothing in this agreement shall be construed to grant you or your subsequent employer any rights, license or sublicense to any technology and/or materials that are subject to arbitration and/or litigation with Maxygen, Inc. or any order or ruling resulting therefrom.

Please sign below to acknowledge your receipt, understanding and agreement with all of the foregoing.

Sincerely,

Enchira Biotechnology Corporation

		By:	/s/ Paul G. Brown , III
		Name:	Paul G. Brown, III
		Title:	President

Acknowledged:

/s/ D. J. Monticello
Printed Name:	D. J. Monticello
Date:	11/01/02

Exhibit A

SBIR Grant Applications:

1.  Improving the activation of CPT-11 by hCE-2

NCI Grant #:  1 R43 CA96076

2. Creating clinically relevant EGFR antagonists

NCI Grant # 1 R43 CA095930-01

Exhibit B

Enchira Anti-Cancer Ligand Technology & Know How

1.             Enchira R&D 2001-2002 “Bullets” related to IGF-I and EGF enrichments, assays and production methods.

2.             Enchira laboratory notebooks:

340, 341, 343, 344, 346, 347, 348, 349, 350, 351, 352, 353, 355, 356, 358, 359, 360, 361, 363, 364, 365